Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone

    March 17, 2017

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Re:	Form S-4 Registration Statement

Ladies and Gentlemen:

We are acting as counsel to Intrexon Corporation, a Virginia corporation (the “Company”), in connection with its registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and relating to the proposed issuance of up to 1,787,769 shares of the Company’s common stock, no par value per share (the “Shares”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 24, 2017, by and among the Company, GenVec, Inc., a Delaware corporation, and Intrexon GV Holding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger”). The terms of the Merger, the Merger Agreement and the Shares are described in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other instruments or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Merger, the Registration Statement and the offering and sale of the Shares, (iii) the Registration Statement and exhibits thereto, including the Proxy Statement/Prospectus comprising a part thereof, and (iv) the Merger Agreement. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and

ATLANTA    BEIJING    CHICAGO    HONG KONG    NEW YORK    NORFOLK    ORANGE COUNTY    PORTLAND    RALEIGH

RICHMOND    SAN DIEGO    SAN FRANCISCO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

Intrexon Corporation

March 17, 2017

other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct, including (1) the corporate and organizational documents of the Company, including the Articles and the Bylaws, (2) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the authorization, offering and sale of the Shares, (3) the Registration Statement and exhibits thereto, including the Proxy Statement/Prospectus comprising a part thereof, and (4) the Merger Agreement. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. We have further assumed that (x) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of issuance of the Shares thereunder) and (y) the Prospectus describing the Shares will be filed with the SEC to the extent required by applicable law and relevant rules and regulations of the SEC.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized, and, when and to the extent issued and delivered in accordance with the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

Intrexon Corporation

March 17, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal matters” in the Proxy Statement/Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP